TLCVision Corporation to Announce First Quarter 2009 Financial Results May 14, 2009

ST. LOUIS, MO -- (Marketwire - May 04, 2009) - TLCVision Corporation (NASDAQ: TLCV) (TSX: TLC), North America's premier eye care services company, will release financial results for its first quarter ended March 31, 2009 on Thursday, May 14, 2009.

The company will host a conference call and live webcast with investors and analysts on Thursday, May 14, 2009 at 10:00 a.m. (EDT). To access, please dial 877-795-3647 or 719-325-4781 (international callers) and enter the pass code 6758749. The call will be broadcast live on the company's website at www.tlcv.com under the "Webcasts" link in the Investor Relations section.

A replay of the conference call will be available until May 22, 2009. To access the replay, dial 888-203-1112 or 719-457-0820 (international callers) and enter the pass code: 6758749. The call will also be archived on the company's website at www.tlcv.com under the "Webcasts" link in the Investor Relations section.

About TLCVision

TLCVision is North America's premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers' management, technology access service models, extensive optometric relationships, direct to consumer advertising and managed care contracting strength, TLCVision maintains leading positions in Refractive, Cataract and Eye Care markets. Information about vision correction surgery can be found on the TLC Laser Eye Centers' website at www.lasik.com. More information about TLCVision can be found on the Company's website at www.tlcv.com.

Contact:
James J. Hyland
VP Investor Relations
(636) 534-2369
Email: investor.relations@tlcvision.com